Exhibit 99.1 News Release

Contacts:

Jerri Fuller Dickseski (Media)
jerri.dickseski@hii-co.com
757-380-2341

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104
Huntington Ingalls Industries Reports Fourth Quarter and Full Year 2015 Results

•	Revenues were $1.9 billion for the quarter; $7.0 billion for 2015

•	Segment operating margin was 6.5% for the quarter; 9.5% for 2015

•	Total operating margin was 7.6% for the quarter; 11.0% for 2015

•	Diluted earnings per share was $1.06 for the quarter; $8.36 for 2015

•	Adjusted diluted earnings per share was $1.95 for the quarter; $7.33 for 2015

•	Cash from operations was $411 million for the quarter; $828 million for 2015

•	Free cash flow was $309 million for the quarter; $640 million for 2015

NEWPORT NEWS, Va. (Feb. 18, 2016) - Huntington Ingalls Industries (NYSE:HII) reported fourth quarter 2015 revenues of $1.9 billion, down 1.1 percent from the same period last year. Total operating income in the quarter of $144 million and total operating margin of 7.6 percent were in line with total operating income and margin in fourth quarter 2014.
Diluted earnings per share in the quarter was $1.06, compared to $1.05 in the same period last year. Diluted earnings per share in the fourth quarters of 2015 and 2014 included the impacts of non-cash goodwill impairment charges, one-time expenses related to the early extinguishment of debt and favorable FAS/CAS Adjustments. Diluted earnings per share in fourth quarter 2015 also included the impact of a non-cash intangible asset impairment charge. Excluding these items, diluted earnings per share in the quarter was $1.95, compared to $2.19 in the same period last year.
For the full year, revenues of $7.0 billion increased 0.9 percent over 2014. Total operating income was $769 million and total operating margin was 11.0 percent for the full year, compared to $655 million and 9.4 percent, respectively, in 2014.
Diluted earnings per share for the year was $8.36, compared to $6.86 in 2014. Diluted earnings per share in 2015 and 2014 included the impacts of non-cash goodwill impairment charges, one-time expenses related to the early extinguishment of debt and favorable FAS/CAS Adjustments. Diluted earnings per share in 2015 also included the impacts of a favorable insurance litigation settlement and a non-cash intangible asset impairment charge. Excluding these items, diluted earnings per share in 2015 was $7.33, compared to $7.14 in 2014.
New business awards for 2015 were approximately $7.6 billion, of which $0.7 billion was awarded in the fourth quarter, bringing total backlog to $22.0 billion as of Dec. 31, 2015.

“2015 was a pivotal year for HII as we achieved the 9-plus percent segment operating margin goal we established when we stood up the company back in 2011,” said Mike Petters, HII’s President and CEO. “I am very pleased with the operational improvements accomplished by the team since we spun and the resulting financial performance.”

Fourth Quarter 2015 Significant Events

Goodwill Impairment Charge
During fourth quarter 2015, the company recorded a non-cash goodwill impairment charge of $16 million related to its Other segment. The impairment was a result of the continued deterioration of market fundamentals in the oil and gas services industry, driven by further declines in oil prices, numerous industry-wide project deferrals and customers' capital spending cuts.

Purchased Intangible Assets Impairment Charge
During fourth quarter 2015, the company recorded a non-cash intangible asset impairment charge of $27 million related to its Other segment. The purchased intangible assets consisted primarily of customer relationships and, to a lesser extent, trade names, and developed technology. Considering current oil and gas market conditions and expectations, the company performed an impairment test in December and determined that the carrying value of the oil and gas asset group was greater than the sum of the asset group undiscounted pre-tax cash flows generated over the useful life of the primary asset, resulting in the impairment.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Results of Operations

	Three Months Ended			Year Ended
	December 31			December 31
($ in millions, except per share amounts)	2015	2014	% Change	2015	2014	% Change
Sales and service revenues	$1,905	$1,927	(1.1)%	$7,020	$6,957	0.9%
Segment operating income[1]	124	134	(7.5)%	667	585	14.0%
Segment operating margin %[1]	6.5%	7.0%	(44) bps	9.5%	8.4%	109 bps
Total operating income	144	144	—%	769	655	17.4%
Operating margin %	7.6%	7.5%	9 bps	11.0%	9.4%	154 bps
Net earnings	50	52	(3.8)%	404	338	19.5%
Diluted earnings per share	$1.06	$1.05	1.0%	$8.36	$6.86	21.9%

Adjusted Figures
Sales and service revenues[2]	$1,905	$1,927	(1.1)%	$7,033	$6,957	1.1%
Segment operating income[1,2,3]	$167	$181	(7.7)%	$633	$632	0.2%
Segment operating margin %[1,2,3]	8.8%	9.4%	(63) bps	9.0%	9.1%	(8) bps
Total operating income[2,3]	$187	$191	(2.1)%	$735	$702	4.7%
Operating margin %[2,3]	9.8%	9.9%	(10) bps	10.5%	10.1%	36 bps
Net earnings[2,3,4]	92	108	(14.8)%	354	352	0.6%
Diluted earnings per share[2,3,4]	$1.95	$2.19	(11.0)%	$7.33	$7.14	2.7%

[1] Non-GAAP metrics that exclude non-segment factors affecting operating income. See Exhibit B for reconciliation.
[2] Non-GAAP metrics that exclude the impact of the insurance litigation settlement in second quarter 2015. See Exhibit B for reconciliation.
[3] Non-GAAP metrics that exclude the impact of non-cash goodwill impairment charges in second and fourth quarters 2015 and in fourth quarter 2014 and the impact of a non-cash intangible asset impairment charge in fourth quarter 2015. See Exhibit B for reconciliation.

[4] Non-GAAP metrics that exclude the after-tax loss on early extinguishment of debt in third and fourth quarters 2015 and in fourth quarter 2014 and the after-tax FAS/CAS Adjustment. See Exhibit B for reconciliation.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended			Year Ended
	December 31			December 31
($ in millions)	2015	2014	% Change	2015	2014	% Change
Revenues	$580	$608	(4.6)%	$2,188	$2,286	(4.3)%
Operating income (loss)	59	72	(18.1)%	379	229	65.5%
Operating margin %	10.2%	11.8%	(167) bps	17.3%	10.0%	730 bps
Adjusted revenues[1]	580	608	(4.6)%	2,201	2,286	(3.7)%
Adjusted operating income[1]	59	72	(18.1)%	243	229	6.1%
Adjusted operating margin %[1]	10.2%	11.8%	(167) bps	11.0%	10.0%	102 bps
[1] Non-GAAP metrics that exclude the impact of the insurance litigation settlement in second quarter of 2015. See Exhibit B for reconciliation.

Ingalls revenues for the fourth quarter decreased $28 million, or 4.6 percent, from the same period in 2014 due to lower revenues in the Legend-class National Security Cutter (NSC) program and Amphibious Assault Ships, partially offset by higher revenues in Surface Combatants. Lower NSC program revenues were primarily due to the deliveries of NSC-5 USCGC James and NSC-4 USCGC Hamilton, partially offset by increased volumes on NSC-8 Midgett and NSC-7 Kimball contracts. Lower Amphibious Assault Ships revenues were primarily due to decreased volumes on LPD-26 John P. Murtha and on LHA-7 Tripoli, partially offset by increased volume on LPD-27 Portland. Higher Surface Combatant revenues were due to increased volumes on DDG-121 (unnamed) and DDG-119 Delbert D. Black, partially offset by decreased volume on DDG-117 Paul Ignatius.
Ingalls operating income for the fourth quarter was $59 million, a decrease of $13 million from the same period last year. Operating margin was 10.2 percent for the quarter, compared to 11.8 percent in the same period last year. These decreases were due to lower risk retirement on the LPD program.

For the full year, Ingalls revenues decreased $98 million, or 4.3 percent, from 2014 due to lower revenues in Amphibious Assault Ships and the NSC program and an adjustment related to an insurance litigation settlement, partially offset by higher revenues in surface combatants. Lower Amphibious Assault Ships revenues were due to decreased volumes on LPD-26 John P Murtha, LPD-27 Portland and LHA-6 USS America, partially offset by increased volume on LHA-7 Tripoli. Lower NSC program revenues were due to decreased volumes on NSC-4 USCGC Hamilton and NSC-5 USCGC James, partially offset by increased volumes on NSC-7 Kimball and NSC-8 Midgett. Higher Surface Combatants revenues were due to increased volumes on DDG-119 Delbert D. Black and DDG-121 (unnamed), partially offset by decreased volumes on the DDG-1000 Zumwalt-class destroyer program.

For 2015, Ingalls operating income was $379 million, an increase of $150 million from the prior year, and operating margin was 17.3 percent for the year, which included $136 million favorable impact from an insurance litigation settlement. Adjusting for the insurance litigation settlement, operating income was $243 million, an increase of $14 million over the prior year, and operating margin was 11.0 percent, compared to 10.0 percent in 2014. These increases were primarily due to the resolution of outstanding contract changes and higher performance on the LHA-6 America-class program, and on the NSC program.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Key Ingalls milestones for the quarter:

•	Received $200 million long lead time material procurement contract for amphibious transport dock LPD-28

•	Christened NSC-6 Munro (WMSL 755)

•	Authenticated the keel on DDG-117 Paul Ignatius

Newport News Shipbuilding

	Three Months Ended			Year Ended
	December 31			December 31
($ in millions)	2015	2014	% Change	2015	2014	% Change
Revenues	$1,296	$1,263	2.6%	$4,700	$4,536	3.6%
Operating income (loss)	120	116	3.4%	422	415	1.7%
Operating margin %	9.3%	9.2%	7 bps	9.0%	9.1%	(17) bps
Newport News revenues for the fourth quarter increased $33 million, or 2.6 percent, from the same period in 2014, primarily driven by higher revenues in Submarines and Fleet Support services, partially offset by lower revenues in Aircraft Carriers and Energy services. Higher Submarines revenues related to the SSN-774 Virginia-class submarine (VCS) program were due to increased volumes on Block IV boats, partially offset by decreased volumes on Block III boats. Higher Fleet Support services revenues were primarily due to increased volumes associated with Aircraft Carrier support services. Lower Aircraft Carriers revenues were due to decreased volumes on the execution contract for the CVN-72 USS Abraham Lincoln refueling and complex overhaul (RCOH) and the construction contract for CVN-78 Gerald R. Ford, partially offset by increased volume on the construction contract for CVN-79 John F. Kennedy. Lower Energy services revenues were due to decreased volumes in environmental remediation programs.
Newport News operating income for the fourth quarter was $120 million, an increase of $4 million over the same period last year, due to increased volumes on the VCS program and in Fleet Support services. Operating margin was 9.3 percent for the quarter, compared to 9.2 percent in the same period last year.
For the full year, Newport News revenues increased $164 million, or 3.6 percent, from 2014, primarily driven by higher revenues in Submarines and Fleet Support services, partially offset by lower revenues in Aircraft Carriers and Energy services. Higher Submarines revenues related to the VCS program were due to increased volumes on Block IV boats, partially offset by decreased volumes on Block III boats. Higher Fleet Support services revenues were due to increased volumes associated with Aircraft Carrier support services. Lower Aircraft Carriers revenues were primarily due to decreased volumes on the execution contract for the CVN-72 USS Abraham Lincoln RCOH and the construction contract for CVN-78 Gerald R. Ford, partially offset by increased volume on the construction contract for CVN-79 John F. Kennedy. Lower Energy services revenues were due to decreased volumes in environmental remediation programs.
For 2015, Newport News operating income was $422 million, up $7 million from the prior year. The increase was due to higher performance and volumes on the VCS program and the resolution of outstanding contract changes on the CVN-71 USS Theodore Roosevelt RCOH, partially offset by lower performance on the construction contract for CVN-78 Gerald R. Ford and

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

lower volumes on Aircraft Carriers RCOH programs. Operating margin was 9.0 percent for the year, compared to 9.1 percent in 2014.

Other

	Three Months Ended			Year Ended
	December 31			December 31
($ in millions)	2015	2014	% Change	2015	2014	% Change
Revenues	$29	$56	(48.2)%	$134	$137	(2.2)%
Operating income (loss)	(55)	(54)	1.9%	(134)	(59)	127.1%
Operating margin %	(189.7)%	(96.4)%	NM	(100.0)%	(43.1)%	NM
Adjusted operating income[1]	(12)	(7)	71.4%	(32)	(12)	166.7%
Adjusted operating margin %[1]	(41.4)%	(12.5)%	NM	(23.9)%	(8.8)%	NM
[1] Non-GAAP metrics that exclude the impact of non-cash goodwill impairment charges in second and fourth quarters 2015 and in fourth quarter 2014 and the impact of a non-cash intangible asset impairment charge in fourth quarter 2015. See Exhibit B for reconciliation.

Revenues in the Other segment for the fourth quarter decreased $27 million or 48.2 percent from the same period last year. The operating loss for fourth quarter 2015 was $55 million, compared to the operating loss of $54 million in fourth quarter 2014. The operating loss in fourth quarter 2015 included a $16 million non-cash goodwill impairment charge and a $27 million non-cash intangible asset impairment charge. The operating loss in fourth quarter 2014 included a $47 million non-cash goodwill impairment charge. Adjusting for these items, the operating losses in fourth quarters 2015 and 2014 were $12 million and $7 million, respectively. These losses were due to lower performance in oil and gas services.

Revenues in the Other segment for the full year were $134 million, compared to $137 million in 2014. The operating loss for the full year was $134 million, compared to an operating loss of $59 million in 2014. The operating loss in 2015 included $75 million of non-cash goodwill impairment charges and a $27 million non-cash intangible asset impairment charge. The operating loss in 2014 included a $47 million non-cash goodwill impairment charge. Adjusting for these items, the operating losses in 2015 and 2014 were $32 million and $12 million, respectively. These losses were due to lower performance in oil and gas services.

The Company

Huntington Ingalls Industries is America’s largest military shipbuilding company and a provider of manufacturing, engineering and management services to the nuclear energy, oil and gas markets. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. Headquartered in Newport News, Virginia, HII employs nearly 36,000 people operating both domestically and internationally. For more information, please visit www.huntingtoningalls.com.

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. EST today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company's website: www.huntingtoningalls.com.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Statements in this release, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to obtain new contracts, estimate our future contract costs and perform our contracts effectively; changes in procurement processes and government regulations and our ability to comply with such requirements; our ability to deliver our products and services at an affordable life cycle cost and compete within our markets; natural disasters; adverse economic conditions in the United States and globally; changes in key estimates and assumptions regarding our pension and retiree health care costs; security threats, including cyber security threats, and related disruptions; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligations to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended December 31
($ in millions, except per share amounts)	2015	2014	2013
Sales and service revenues
Product sales	$5,665	$5,712	$5,801
Service revenues	1,355	1,245	1,019
Total sales and service revenues	7,020	6,957	6,820
Cost of sales and service revenues
Cost of product sales	4,319	4,489	4,695
Cost of service revenues	1,198	1,051	888
Income (loss) from operating investments, net	10	11	14
General and administrative expenses	669	726	739
Goodwill impairment	75	47	—
Operating income (loss)	769	655	512
Other income (expense)
Interest expense	(137)	(149)	(118)
Other, net	—	1	—
Earnings (loss) before income taxes	632	507	394
Federal income taxes	228	169	133
Net earnings (loss)	$404	$338	$261

Basic earnings (loss) per share	$8.43	$6.93	$5.25
Weighted-average common shares outstanding	47.9	48.8	49.7

Diluted earnings (loss) per share	$8.36	$6.86	$5.18
Weighted-average diluted shares outstanding	48.3	49.3	50.4

Net earnings (loss) from above	$404	$338	$261
Other comprehensive income (loss)
Change in unamortized benefit plan costs	34	(558)	1,159
Other	(5)	—	4
Tax benefit (expense) for items of other comprehensive income	(12)	217	(458)
Other comprehensive income (loss), net of tax	17	(341)	705
Comprehensive income (loss)	$421	$(3)	$966

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31
($ in millions)	2015	2014
Assets
Current Assets
Cash and cash equivalents	$894	$990
Accounts receivable, net	1,074	1,038
Inventoried costs, net	285	339
Prepaid expenses and other current assets	31	50
Total current assets	2,284	2,417
Property, Plant, and Equipment
Land and land improvements	242	233
Buildings and leasehold improvements	1,579	1,498
Machinery and other equipment	1,315	1,240
Capitalized software costs	180	172
	3,316	3,143
Accumulated depreciation and amortization	(1,489)	(1,351)
Property, plant, and equipment, net	1,827	1,792
Other Assets
Goodwill	956	1,026
Other intangible assets, net	495	547
Pension plan assets	—	17
Long-term deferred tax assets	336	341
Miscellaneous other assets	126	99
Total other assets	1,913	2,030
Total assets	$6,024	$6,239

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION - CONTINUED

	December 31
($ in millions)	2015	2014
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$317	$269
Accrued employees’ compensation	215	248
Current portion of long-term debt	—	108
Current portion of postretirement plan liabilities	143	143
Current portion of workers’ compensation liabilities	227	221
Advance payments and billings in excess of revenues	125	74
Other current liabilities	247	249
Total current liabilities	1,274	1,312
Long-term debt	1,273	1,562
Pension plan liabilities	1,001	939
Other postretirement plan liabilities	423	507
Workers’ compensation liabilities	460	449
Other long-term liabilities	103	105
Total liabilities	4,534	4,874
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150 million shares authorized; 52.0 million issued and 46.9 million outstanding as of December 31, 2015, and 51.5 million issued and 48.3 million outstanding as of December 31, 2014	1	1
Additional paid-in capital	1,978	1,959
Retained earnings (deficit)	848	525
Treasury stock	(492)	(258)
Accumulated other comprehensive income (loss)	(845)	(862)
Total stockholders’ equity	1,490	1,365
Total liabilities and stockholders’ equity	$6,024	$6,239

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
($ in millions)	2015	2014	2013
Operating Activities
Net earnings (loss)	$404	$338	$261
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	154	166	206
Amortization of purchased intangibles	26	28	20
Amortization of debt issuance costs	8	11	9
Stock-based compensation	43	34	44
Excess tax benefit related to stock-based compensation	(33)	(39)	(24)
Deferred income taxes	(15)	(22)	(28)
Proceeds from insurance settlement related to investing activities	(21)	—	(58)
Impairment of goodwill and intangible assets	102	47	—
Loss on early extinguishment of debt	44	37	—
Change in
Accounts receivable	(41)	140	(218)
Inventoried costs	54	53	51
Prepaid expenses and other assets	(31)	7	(15)
Accounts payable and accruals	97	(86)	69
Retiree benefits	32	(4)	(86)
Other non-cash transactions, net	5	6	5
Net cash provided by (used in) operating activities	828	716	236
Investing Activities
Additions to property, plant, and equipment	(188)	(165)	(139)
Proceeds from disposition of assets	32	—	—
Acquisitions of businesses, net of cash received	(6)	(272)	—
Proceeds from insurance settlement related to investing activities	21	—	58
Net cash provided by (used in) investing activities	(141)	(437)	(81)
Financing Activities
Proceeds from issuance of long-term debt	600	600	—
Repayment of long-term debt	(995)	(679)	(51)
Debt issuance costs	(21)	(12)	(5)
Tender premiums and fees related to early extinguishment of debt	(33)	(31)	—
Dividends paid	(81)	(49)	(25)
Repurchases of common stock	(232)	(138)	(119)
Employee taxes on certain share-based payment arrangements	(54)	(64)	—
Proceeds from stock option exercises	—	2	7
Excess tax benefit related to stock-based compensation	33	39	24
Net cash provided by (used in) financing activities	(783)	(332)	(169)
Change in cash and cash equivalents	(96)	(53)	(14)
Cash and cash equivalents, beginning of period	990	1,043	1,057
Cash and cash equivalents, end of period	$894	$990	$1,043
Supplemental Cash Flow Disclosure
Cash paid for income taxes	$242	$161	$154
Cash paid for interest	$96	$113	$109
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$17	$9	$12

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit B: Reconciliations

We make reference to “segment operating income,” “segment operating margin,” “adjusted sales and service revenues,” “adjusted segment operating income,” “adjusted segment operating margin,” “adjusted total operating income,” “adjusted operating margin,” “adjusted net earnings,” “adjusted diluted earnings per share,” and "free cash flow."

Segment operating income is defined as total operating income before the FAS/CAS Adjustment and deferred state income taxes.

Segment operating margin is defined as segment operating income as a percentage of sales and service revenues.

Adjusted sales and service revenues is defined as sales and service revenues adjusted for the impact of the insurance litigation settlement in the second quarter of 2015.

Adjusted segment operating income is defined as segment operating income adjusted for the impacts of the insurance litigation settlement in 2015, the non-cash intangible asset impairment charge in 2015 and the non-cash goodwill impairment charges in 2015 and 2014.

Adjusted segment operating margin is defined as adjusted segment operating income as a percentage of adjusted sales and service revenues.

Adjusted total operating income is defined as total operating income adjusted for the impacts of the insurance litigation settlement in, the non-cash intangible asset impairment charge in 2015 and the non-cash goodwill impairment charges in 2015 and 2014.

Adjusted operating margin is defined as adjusted total operating income as a percentage of adjusted sales and service revenues.

Adjusted net earnings is defined as net earnings adjusted for the tax effected impact of the insurance litigation settlement in 2015, the tax effected impact of the non-cash intangible asset impairment charge in 2015, the tax effected impact of the non-cash goodwill impairment charges in 2015 and 2014, the tax effected impact of the loss on early extinguishment of debt in 2015 and 2014 and the tax effected FAS/CAS Adjustment.

Adjusted diluted earnings per share is defined as adjusted net earnings divided by the weighted-average diluted common shares outstanding.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

We internally manage our operations by reference to "segment operating income" and "segment operating margin," which are not recognized measures under GAAP. When analyzing our operating performance, investors should use segment operating income and segment operating margin in addition to, and not as alternatives for, total operating income and total operating margin or any other performance measure presented in accordance with GAAP. They are metrics that we use to evaluate our core operating performance. We believe that segment operating income and segment operating margin reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our business. We believe these measures are used by investors and are a useful indicator to measure our performance. Because not all companies use identical

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

calculations, our presentation of segment operating income and segment operating margin may not be comparable to similarly titled measures of other companies.

Adjusted sales and service revenues, adjusted total operating income, adjusted operating margin, adjusted segment operating income, adjusted segment operating margin, adjusted net earnings and adjusted diluted earnings per share are not measures recognized under GAAP. They should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We believe these metrics are useful to investors because they normalize our operating performance by excluding non-recurring items or items that do not reflect our core operating performance. They may not be comparable to similarly titled measures of other companies.

Free cash flow is not a measure recognized under GAAP. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. We believe free cash flow is an important measure for our investors because it provides them insight into our current and period-to-period performance and our ability to generate cash from continuing operations. We also use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. Free cash flow may not be comparable to similarly titled measures of other companies.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Segment Operating Income and Segment Operating Margin

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2015	2014	2015	2014
Sales and Service Revenues
Ingalls revenues	$580	$608	$2,188	$2,286
Newport News revenues	1,296	1,263	4,700	4,536
Other revenues	29	56	134	137
Intersegment eliminations	—	—	(2)	(2)
Total Sales and Service Revenues	1,905	1,927	7,020	6,957
Segment Operating Income
Ingalls	59	72	379	229
As a percentage of Ingalls revenues	10.2%	11.8%	17.3%	10.0%
Newport News	120	116	422	415
As a percentage of Newport News revenues	9.3%	9.2%	9.0%	9.1%
Other	(55)	(54)	(134)	(59)
As a percentage of Other revenues	(189.7)%	(96.4)%	(100.0)%	(43.1)%
Total Segment Operating Income	124	134	667	585
As a percentage of revenues	6.5%	7.0%	9.5%	8.4%
Non-segment factors affecting operating income:
FAS/CAS Adjustment	22	8	104	72
Deferred state income taxes	(2)	2	(2)	(2)
Total Operating Income	144	144	769	655
Interest expense	(64)	(66)	(137)	(149)
Other, net	—	1	—	1
Federal income taxes	(30)	(27)	(228)	(169)
Net Earnings	$50	$52	$404	$338

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Adjusted Sales and Service Revenues, Adjusted Segment Operating Income, Adjusted Segment Operating Margin, Adjusted Total Operating Income and Adjusted Operating Margin

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2015	2014	2015	2014
Adjusted Sales and Service Revenues
Ingalls revenues	$580	$608	$2,188	$2,286
Adjustment for insurance litigation settlement	—	—	13	—
Adjusted Ingalls revenues	580	608	2,201	2,286
Newport News revenues	1,296	1,263	4,700	4,536
Other revenues	29	56	134	137
Intersegment eliminations	—	—	(2)	(2)
Adjusted Sales and Service Revenues	$1,905	$1,927	$7,033	$6,957

Adjusted Segment Operating Income
Total operating income	$144	$144	$769	$655
As a percentage of revenues	7.6%	7.5%	11.0%	9.4%
Non-segment factors affecting operating income:
FAS/CAS Adjustment	(22)	(8)	(104)	(72)
Deferred state income taxes	2	(2)	2	2
Unadjusted Segment Operating Income	$124	$134	$667	$585
As a percentage of revenues	6.5%	7.0%	9.5%	8.4%

Non-recurring items affecting operating income:
Ingalls operating income	$59	$72	$379	$229
Adjustment for insurance litigation settlement	—	—	(136)	—
Adjusted Ingalls operating income	59	72	243	229
As a percentage of adjusted Ingalls revenues	10.2%	11.8%	11.0%	10.0%
Newport News operating income	120	116	422	415
As a percentage of Newport News revenues	9.3%	9.2%	9.0%	9.1%
Other operating income	(55)	(54)	(134)	(59)
Adjustment for impairment of goodwill	16	47	75	47
Adjustment for impairment of intangible assets	27	—	27	—
Adjusted Other operating income	(12)	(7)	(32)	(12)
As a percentage of Other revenues	(41.4)%	(12.5)%	(23.9)%	(8.8)%
Adjusted Segment Operating Income	$167	$181	$633	$632
As a percentage of adjusted revenues	8.8%	9.4%	9.0%	9.1%

Adjusted Total Operating Income
Total operating income	$144	$144	$769	$655
As a percentage of revenues	7.6%	7.5%	11.0%	9.4%
Adjustment for insurance litigation settlement	—	—	(136)	—
Adjustment for impairment of goodwill	16	47	75	47
Adjustment for impairment of intangible assets	27	—	27	—
Adjusted Total Operating Income	$187	$191	$735	$702
As a percentage of adjusted revenues	9.8%	9.9%	10.5%	10.1%

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings per Share

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions, except for per share amounts)	2015	2014	2015	2014
Adjusted Net Earnings
Net Earnings	$50	$52	$404	$338
Adjustment for insurance litigation settlement[1]	—	—	(88)	—
Adjustment for impairment of goodwill[2]	12	37	59	37
Adjustment for impairment of intangible assets[1]	18	—	18	—
Adjustment for loss on early extinguishment of debt[1]	26	24	29	24
Adjustment for FAS/CAS Adjustment[1]	(14)	(5)	(68)	(47)
Adjusted Net Earnings	$92	$108	$354	$352

Weighted-Average Diluted Shares Outstanding	47.3	49.3	48.3	49.3

Adjusted Diluted EPS
Diluted earnings per share	$1.06	$1.05	$8.36	$6.86
After-tax insurance litigation settlement per share	—	—	(1.82)	—
After-tax impairment of goodwill per share	0.25	0.75	1.22	0.75
After-tax impairment of intangible assets per share	0.38	—	0.37	—
After-tax loss on early extinguishment of debt per share	0.55	0.49	0.60	0.49
After-tax FAS/CAS Adjustment per share	(0.29)	(0.10)	(1.40)	(0.96)
Adjusted Diluted EPS	$1.95	$2.19	$7.33	$7.14

[1] Tax effected at 35% federal statutory tax rate.
[2] The goodwill impairment charges created $4 million, $16 million and $10 million Federal tax benefits in Q4 2015, 2015 and 2014, respectively.

Reconciliation of Free Cash Flow

	Three Months Ended		Year Ended
	December 31		December 31
($ in millions)	2015	2014	2015	2014
Net cash provided by (used in) operating activities	411	402	828	716
Less:
Capital expenditures	(102)	(74)	(188)	(165)
Free cash flow	309	328	640	551

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com